EXHIBIT 32.2

PRINCIPAL FINANCIAL OFFICER CERTIFICATION

In connection with the Quarterly Report on Form 10-Q, as amended by Amendment No. 2 thereto on Form 10-Q/A (the “Report”), of Jazz Technologies, Inc. (the  "Company")  for the period ended  June 30, 2011 as filed with the Securities  and  Exchange  Commission  on the date  hereof,  the undersigned,  Susanna H. Bennett, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

       1.  the Report fully complies with the  requirements  of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       2.  the information contained  in the Report  fairly  presents,  in all material respects,  the financial condition and results of operations of the Company

Dated:  November 11, 2011

/s/ Susanna H. Bennett
Susanna H. Bennett, Chief Financial Officer
(Principal Financial and Accounting Officer)